Exhibit 10.1

LSGC Holdings LLC

c/o Pegasus Partners IV, L.P.

99 River Road

Cos Cob, CT 06807

January 17, 2012

Continental Casualty Company

333 S. Wabash

Chicago, IL 60604

Attn: Edward J. Lavin, 23rd Floor
Phone:	(312)822-2990
Fax:	(312)894-3742
E-mail:	edward.lavin@cna.com

Attn: Michael Hass, 23rd Floor
Phone:	(312)822-6592
Fax:	(312)894-3742
Email:	michael.hass@cna.com

Re: Sixth Amended and Restated LLC Agreement of LSGC Holdings LLC

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement (the “Series G Subscription Agreement”), dated as of December 1, 2011, by and among Lighting Science Group Corporation, a Delaware corporation (the “LSGC”), PCA LSG Holdings, LLC, a Delaware limited liability company (“PCA Holdings”), Pegasus Partners IV, L.P., a Delaware limited partnership (“PPIV”), LSGC Holdings II LLC, a Delaware limited liability company (“Holdings II”), Ensemble Lights, LLC, a Delaware limited liability company, Belfer Investment Partners L.P., a Delaware limited partnership, Lime Partners, LLC, a Delaware limited liability company, Mr. Mark Kristoff and Mr. Alan Docter, and to that certain Joinder Agreement thereto (the “Joinder”), to be executed concurrently herewith, by Continental Casualty Company, an Illinois insurance company (“CCC”), pursuant to which CCC shall contribute $5.0 million (the “Series G Unit Investment”) to LSGC in exchange for 5,000 Series G Units (as defined in the Series G Subscription Agreement).

On May 26, 2011, LSGC Holdings LLC, a Delaware limited liability company (“Holdings”), issued 15,000,000 senior preferred membership interests in Holdings (the “Class C Preferred Interests”) and distributed 562,500 shares of common stock of LSGC, par value $0.001 per share (“Common Stock”), to CCC for $15,000,000.00 (the “Class C Investment”) pursuant to that certain Binding Term Sheet, dated May 13, 2011, by and between Holdings and CCC, upon the execution of that certain Fifth Amended and Restated Limited Liability Company Agreement of Holdings, dated May 26, 2011, by and between Holdings and CCC (as such may be amended from time to time, including pursuant to this letter agreement, the “Holdings LLC Agreement”).

In connection with the Series G Unit Investment, and in consideration for the Series G Unit Investment and the mutual promises contained herein, PPIV and CCC hereby agree to the following:

1.	PPIV shall amend the Holdings LLC Agreement, as set forth in Exhibit A, and CCC hereby consents to such amendments as evidenced by its acknowledgment and signature set forth below.

2.	At any time on or prior to November 17, 2013, if CCC exercises its rights pursuant to Section 8 of the Series G Subscription Agreement to convert all of its Series G Units (as defined therein) into newly issued securities of LSGC or if any amendments are made to the dividend rate on the Series G Preferred Stock of LSGC, par value $0.001 per share (the “Series G Preferred Stock”), or the shares of Common Stock associated therewith (“MFN Securities”), Holdings shall amend the terms of the Class C Preferred Interests, including by way of amendment to or restatement of the Holdings LLC Agreement, such that the dividend rate on the Class C Preferred Interests and the number of shares of Common Stock associated therewith are substantially the same as the MFN Securities. For the avoidance of doubt, if as part of such amendment(s) or restatement(s) CCC is required to return to LSGC some or all of the Common Stock acquired as part of the Series G Units purchased pursuant to the Joinder, CCC shall return to Holdings that same proportion of the shares of Common Stock CCC had previously received from Holdings as part of this letter agreement (including any shares distributed after the date of this letter agreement in accordance with this Paragraph 2) and the Initial Investment.

3.	PPIV and CCC agree that, in the exercise of its rights and obligations pursuant to the foregoing Paragraph 2, Clause 23(j)(ii) of the Holdings LLC Agreement notwithstanding, Holdings shall (and hereby is authorized to) amend or cause to be amended, the Holdings LLC Agreement, and to make such arrangements, as necessary, such that the dividend rate on the Class C Preferred Interests and the number of shares of Common Stock associated therewith are substantially the same as the MFN Securities.

4.	On or promptly following the date hereof, Holdings shall deliver or cause to be delivered to CCC a certificate or certificates representing 682,500 shares of Common Stock.

5.	Clause 9(d)(iii) of the Holdings LLC Agreement notwithstanding, Holdings and CCC hereby agree that the distributions of Common Stock by Holdings to CCC contemplated by the foregoing Paragraphs 2 and 4 shall not, alone, constitute distributions of Common Stock by Holdings resulting in the Class C Preferred Interests becoming due and payable.

6.	Upon the redemption or repurchase by LSGC of any of the issued and outstanding Series G Preferred Stock (or MFN Securities, if any) or any other Permitted Preferred Equity (as defined in the Holdings LLC Agreement), Holdings shall, or shall cause LSGC to, redeem the Class C Preferred Interests. For the avoidance of doubt, a conversion or exchange as contemplated by Section 8 of the Series G Subscription Agreement shall not constitute a repurchase of Series G Preferred Stock for these purposes.

[Signature page follows]

Very truly yours,

PEGASUS PARTNERS IV, L.P.

By: Pegasus Investors IV, L.P., its general partner

By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name: Jason Schaefer
Title: General Counsel & Secretary

Agreed and acknowledged:

CONTINENTAL CASUALTY COMPANY

By:	/s/ Albert J. Miralles, Jr.
Name: Albert J. Miralles, Jr. Title: Senior Vice President and Treasurer

[Signature Page to Letter Agreement to Continental Casualty Company]